UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 20, 2005 (December 14, 2005)

Behringer Harvard Mid-Term Value Enhancement Fund I LP
(Exact Name of Registrant as Specified in Its Charter)

Texas	000-51292	71-0897613
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

15601 Dallas Parkway, Suite 600, Addison, Texas 75001
(Address of principal executive offices)
(Zip Code)

(866) 655-1610
(Registrant’s telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement

On December 14, 2005, Behringer Harvard Mid-Term Value Enhancement Fund I LP (which may be referred to herein as the “Registrant,” “we,” “our” or “us”) entered into an assignment from Harvard Property Trust, LLC, an entity affiliated with our general partners, of a contract to purchase an office building located at 1401 North Plano Road in Richardson, Texas, a suburb of Dallas (the “ASC Building”) from Mount Carrigain LP (the “Seller”), an unaffiliated third party. The ASC Building is a single-story suburban office building containing approximately 28,880 rentable square feet located on approximately 2.2 acres of land. The contract purchase price for the ASC Building is $3,950,000, excluding closing costs. We intend to use proceeds from our public offering of limited partnership units to pay the full amount of the purchase price and closing costs. We made an earnest money deposit of $25,000 on December 14, 2005. An additional earnest money deposit in the amount of $175,000 is required on or before December 29, 2005.

The consummation of the purchase of the ASC Building is subject to substantial conditions. Our decision to consummate the acquisition of the ASC Building will generally depend upon:

•	the satisfaction of the conditions to the acquisition contained in the relevant contracts;
•	no material adverse changes occurring relating to the property or in the local economic conditions;
•	our receipt of satisfactory due diligence information including appraisals and environmental reports.

Other properties may be identified in the future that we may acquire before or instead of the ASC Building. At the time of this filing, we cannot make any assurances that the closing of this acquisition is probable.

In evaluating the ASC Building as a potential acquisition and determining the appropriate amount of consideration to be paid for the property, we have considered a variety of factors including overall valuation of net rental income, location, demographics, quality of its tenants, length of its leases, price per square foot, occupancy and the fact that overall rental rates at this property are comparable to market rates. We believe that this property is well located, has acceptable roadway access, is well maintained and has been professionally managed. The ASC Building will be subject to competition from similar office buildings within its market area, and its economic performance could be affected by changes in local economic conditions. We did not consider any other factors materially relevant to our decision to acquire this property.

The foregoing description of the ASC Building Purchase and Sale Agreement is qualified in its entirety by reference to such agreement, which has been filed as an exhibit to this Form 8-K and is incorporated herein.

Item 9.01    Financial Statements and Exhibits.

   (d)     Exhibits.

The following exhibits are filed herewith in accordance with Item 601 of Regulation S-K:

99.1	Purchase and Sale Agreement by and between Mount Carrigain LP and Harvard Property Trust, LLC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEHRINGER HARVARD MID-TERM VALUE ENHANCEMENT FUND I LP
	By:	Behringer Harvard Advisors I LP Co-General Partner
Dated: December 20, 2005	By:	/s/ Gary S. Bresky
Gary S. Bresky
Chief Financial Officer and Treasurer

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